Exhibit 10.2

EXHIBIT A

Form of Letter to be Used to Exercise Nonqualified Stock Option

Date

Attention:

I wish to exercise the stock option granted on                         and evidenced by a Stock Option Agreement dated as of                        , to acquire                         shares of Common Stock of                        , at an option price of $                per share. In accordance with the provisions of paragraph 1 of the Stock Option Agreement, I wish to make payment of the exercise price (please check all that apply):

:☐	in cash
:☐	by delivery of shares of Common Stock held by me
:☐	by simultaneous sale through a broker of Option Shares
:☐	by authorizing the Company to withhold Option Shares

Please issue a certificate for these shares in the following name:

Name

Address

Very truly yours,

Signature

Typed or Printed Name

Social Security Number